CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH

       THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS


  ----------------------------------------------------------------------------

                    PRODUCT LICENSE AND ASSIGNMENT AGREEMENT

                          Dated as of October 11, 2006

                                  By and Among

                               CYTOGEN CORPORATION
                            (a Delaware corporation),

                                   INPHARMA AS
                              (a Norwegian company)

                                       and

                                  INPHARMA INC.
                            (a Delaware corporation)
  ----------------------------------------------------------------------------

Inpharma Disclosure Schedule
----------------------------
Section 1.44         Estimated Inventory
Section 1.49         Licensed Intellectual Property
Section 1.50         Licensed Patents
Section 1.52         Marketing Materials
Section 1.67         Regulatory Approvals
Section 1.71         Territory Trademarks
Section 2.02         Inventory Unit Price
Section 4.03         Consents and Approvals
Section 4.05         Litigation
Section 4.06         Compliance with Law
Section   4.07       Regulatory Matters
Section 4.08         Brokers
Section 4.09(a)      Intellectual Property - Patents and Product Trademarks
Section 4.09(b)      Intellectual Property -- Contracts
Section 4.10(a)            Title
Section 4.12         Financial Information
Section 4.13         No Adverse Effect

Cytogen Disclosure Schedule
---------------------------
Section 5.03         Consents and Approvals
Section 5.05         Litigation
Section 5.06         Brokers
Section 5.07         No Adverse Effect

Exhibits
--------
A              Form of Press Release
B              Trademark Assignment
C              Domain Name Assignment Agreement
D              Books and Records

                    PRODUCT LICENSE AND ASSIGNMENT AGREEMENT

     This Product License and Assignment  Agreement  (this  "Agreement") is made
                                                             ---------
and entered  into as of October 11, 2006 (the  "Effective  Date"),  by and among
                                                ---------------
CYTOGEN CORPORATION, a Delaware corporation having an address at 650 College Road East, Suite 3100, Princeton, New Jersey 08540, United States ("Cytogen"),
                                                                      -------
INPHARMA AS, a Norwegian company having an address at Pb 2030 (Konnerudgt. 27), 3003 Drammen, Norway ("Inpharma Norway"), and INPHARMA, INC., a Delaware
                          ----------------
corporation having an address at 101 Federal Street, Suite 1900, Boston, Massachusetts 02110 ("Inpharma USA," together with Inpharma Norway, "Inpharma").
                      ------------                                   --------

                                    RECITALS
                                    --------

     WHEREAS, Inpharma Norway and Inpharma USA are engaged in the development, import, manufacture, use, marketing, distribution, sale and commercialization of the Product (as defined below);

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Inpharma desires to sell or license to Cytogen, and Cytogen desires to purchase or license from Inpharma, certain of the assets, tangible and intangible, associated with the development, import, manufacture, use, marketing, distribution, sale and commercialization of the Product in North America, and in addition Inpharma desires to grant, and Cytogen wishes to acquire, an option to purchase or license from Inpharma equivalent assets and rights for the Product in Europe and Asia; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement, the following defined terms have the meanings described below:

     Section 1.01  "Action  or  Proceeding"  means  any cause of  action,  suit,
                    ----------------------
proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     Section 1.02  "Actual Inventory Value" has the meaning set forth in Section
                    ----------------------
2.02 (c).

     Section 1.03  "Adverse Events" shall mean all deaths,  serious injuries and
                    --------------
malfunctions, as defined in United States Food and Drug Administration Regulations at 21 C.F.R. Part 803, and all events required to be reported under comparable legal or regulatory requirements to non-U.S. governmental authorities.

     Section 1.04  "Affiliate" means, with respect to any Person, another Person
                    ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. "Control" and, with correlative meanings, the terms "controlled by" and "under common control with," means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

     Section 1.05  "Agreement"  has  the  meaning  set  forth  in  the  Preamble
                    ---------
hereto.

     Section 1.06  "Assets" means all assets and properties of any kind, nature,
                    ------
character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including documents, instruments, general intangibles and Intellectual Property.

     Section 1.07  "Books and  Records"  means  copies of all files,  documents,
                    ------------------
instruments, papers, books and records of Inpharma or its Affiliates directly related to the Product, as identified in the document list attached as Exhibit
                                                                         -------
D.
-

     Section 1.08  "Business Day" means a day other than Saturday, Sunday or any
                    ------------
day on which banks located in New York are authorized or obligated to close.

     Section 1.09  "CalPhos Mouth Rinse" means a formulation that: [**].
                    -------------------

     Section 1.10  "cGMPs" means current Good  Manufacturing  Practices,  as set
                    -----
forth in C.F.R. Parts 210 and 211.

     Section 1.11  "Chargeback"  means  a   credit,  chargeback,  reimbursement,
                    ----------
purchase discount or other payment required to be made to any pharmaceutical wholesaler or distributor in connection with the sale of a Product (other than a Product bearing Cytogen's Product Registration Number) by such wholesaler or distributor to a customer at a discount price pursuant to a Contract between such customer, on the one hand, and Inpharma, Cytogen or their respective Affiliates, on the other hand, or pursuant to the FSS or Section 340B of the Public Health Services Act. For clarity, Chargeback shall not include Rebate (as defined below).

     Section 1.12  "Competitor" means a third party having [**].
                    ----------

     Section 1.13  "Contract"  means any  and all legally  binding  commitments,
                    --------
contracts, purchase orders, leases, licenses, security agreements or other agreements, whether written or oral.

     Section 1.14  "Customer  Lists"  means all  past and current  customer  and
                    ---------------
potential customer lists of the Product for the Initial Territory and Option Territories (to the extent applicable).

     Section 1.15  "Cytogen  Disclosure Schedule" has the  meaning set  forth in
                    ----------------------------
the preamble to Article V of this Agreement.

     Section 1.16  "Cytogen Governmental Consents" has the  meaning set forth in
                    -----------------------------
Section 5.03.

     Section 1.17  "Cytogen Indemnified Parties" has  the meaning  set forth  in
                    ---------------------------
Section 7.02(b).

     Section 1.18  "Cytogen   Labeled  Product"  shall  mean  Product  sold   or
                    --------------------------
distributed for the Initial Territory and Option Territories (to the extent applicable) after the Effective Date by or on behalf of Cytogen.

     Section 1.19  "Damages" has the meaning set forth in Section 7.02(a).
                    -------

     Section 1.20  "Encumbrance"   means  any   mortgage,  pledge,   assessment,
                    -----------
security interest, deed of trust, lease, lien, adverse claim, levy, charge, or any other third party right of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

     Section 1.21  "Estimated  Inventory  Value" has the  meaning  set forth  in
                    ---------------------------
Section 2.02(c).

     Section 1.22  "Excluded  Assets"  means  all  Assets of  Inpharma  and  its
                    ----------------
Affiliates except the Purchased Assets.

     Section 1.23  "Excluded Liabilities"  means all Liabilities of Inpharma and
                    --------------------
its Affiliates.

     Section 1.24  "Expiration  Date"  means the date [**]  after the  Effective
                    ----------------
Date.

     Section 1.25  "Exploit"  means to develop,  have  developed,  import,  have
                    -------
imported, manufacture, have manufactured, use, have used, market, have marketed, distribute, have distributed, sell, have sold and otherwise commercialize.

     Section 1.26  "FDA" means the United  States Food and Drug  Administration,
                    ---
and any successor thereto, and all foreign equivalents.

     Section 1.27  "FFDCA" means the Federal  Food,  Drug,  and Cosmetic Act, as
                    -----
amended.

     Section 1.28  "Financial  Information" has the meaning set forth in Section
                    ----------------------
4.12.

     Section 1.29  "Finished  Goods"  means  a  manufactured  Product  packaged,
                    ---------------
tested, released and ready for sale to the ultimate customer.

     Section 1.30  "First  Commercial  Sale" means [**],  which the parties have
                    -----------------------
agreed is the deemed date of first commercial sale of the Product.

     Section 1.31  "Generic Caphosol" means a formulation that: [**].
                    ----------------

     Section 1.32  "Governmental  or  Regulatory  Authority"  means any  court,
                    ---------------------------------------
tribunal,   arbitrator,   authority,  agency,  commission,   official  or  other
instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision.

     Section 1.33  "Indemnification  Claim  Notice" has the meaning set forth in
                    ------------------------------
Section 7.02(c).

     Section 1.34  "Indemnified  Parties"  has the meaning  set forth in Section
                    --------------------
7.02(b).

     Section 1.35  "Indemnifying  Party" has  the  meaning  set forth in Section
                    -------------------
7.02(c).

     Section 1.36  "Independent  Accounting  Firm" has the  meaning set forth in
                    -----------------------------
Section 2.02(c).

     Section 1.37  "Initial Territory" means North America.
                    -----------------

     Section 1.38  "Inpharma"  has the meaning set forth in the Preamble to this
                    --------
Agreement.

     Section 1.39  "Inpharma  Disclosure  Schedule" has the meaning set forth in
                    ------------------------------
the preamble to Article IV of this Agreement.

     Section 1.40  "Inpharma  Indemnified  Parties" has the meaning set forth in
                    ------------------------------
Section 7.02(a).

     Section 1.41  "Inpharma  Labeled  Product"  shall  mean  Product  sold   or
                    --------------------------
distributed prior to Effective Date by or on behalf of Inpharma, and any Product retained, sold or distributed by or on behalf of Inpharma following the Effective Date, including Product sold or distributed by or on behalf of Inpharma in Other Territories after the Effective Date.

     Section 1.42  "Intellectual  Property" means all (a) Patents,  (b) Know-How
                    ----------------------
and (c) copyrights in works of authorship of any type, (d) trademarks, service marks, and trade names, and (e) domain names.

     Section 1.43  "Inventors"  shall mean the inventors  listed on the Licensed
                    ---------
Patents.

     Section 1.44  "Inventory"  or  "Inventories"  mean that portion of Inpharma
                    ---------        -----------
Norway's on hand inventories of Finished Goods not previously rejected, in sellable condition as determined by Cytogen, and [**] immediately before the Effective Date), with remaining product dating of not less than [**] from the Effective Date, together with the Books and Records relating to such Finished Goods, details of which are set forth on Section 1.44 of the Inpharma Disclosure Schedule.

     Section 1.45  "Know-How" means any technical information (whether patented,
                    --------
patentable or otherwise), including all product specifications, processes, product designs, plans, trade secrets, ideas, concepts, manufacturing, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, efficacy, stability, quality assurance, quality control and clinical data, data, research records, compositions, annual product reviews, process validation reports, analytical method validation reports, specifications for stability trending and process controls, testing and reference standards for impurities in and degradation of products, technical data packages, chemical and physical characterizations, dissolution test methods and results, formulations for administration, clinical trial reports, regulatory communications and labeling and all other confidential or proprietary technical and business information, whether written or oral and in whatever format kept.

     Section 1.46  "Launch" or "Launched"  means the first  invoiced  commercial
                    ------      --------
sale of the Generic Caphosol or CalPhos Month Rinse in a country in the Initial Territory following approval of the applicable Governmental or Regulatory
Authority required for the Exploitation of such Generic Caphosol or CalPhos Month Rinse in such country.

     Section 1.47  "Law" means any supranational,  federal,  state or local law,
                    ---
statute or ordinance, or any rule, regulation, or published guidelines or pronouncements having the effect of law promulgated by any Governmental or Regulatory Authority, including cGMPs.

     Section 1.48  "Liability"  means any liability  (whether  known or unknown,
                    ---------
asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes.

     Section 1.49  "Licensed  Intellectual  Property"   means  all  Intellectual
                    --------------------------------
Property owned or controlled by Inpharma or any of its Affiliates that is necessary or currently used for the import, manufacture, use, marketing or sale of the Product, other than the Intellectual Property comprised in the Purchased Assets. For clarity, the Licensed Intellectual Property consists of (a) the Licensed Patents; and (b) any Know-How owned or controlled by Inpharma at the Effective Date that is used or useful for, or otherwise related to, the
manufacturing,   marketing  or  distribution   of  the  Product.   The  Licensed
Intellectual Property is further described in Section 1.49 of the Inpharma Disclosure Schedule.

     Section 1.50  "Licensed  Patents"  means the Patents of the  Licensors  (as
                    -----------------
defined below) described in Section 1.50 of the Inpharma Disclosure Schedule.

     Section 1.51  "Licensors" has the meaning set forth in Section 2.01(b).
                    ---------

     Section 1.52  "Marketing Materials" means all advertising,  promotional and
                    -------------------
training materials, web pages and literature owned by Inpharma and used in connection with the Exploitation of the Product in the Territory, as described in Section 1.52 of the Inpharma Disclosure Schedule.

     Section 1.53  "Net Sales" means the total gross sales of the Product in the
                    ---------
Territory invoiced by Cytogen, its Affiliates or sublicensees (other than Inpharma and its Affiliates hereunder) to third parties, net of, where applicable, any deductions specifically related to a Product and actually allowed, incurred, paid, accrued or taken for [**].

     If a Product is sold or offered for sale in combination with other products, the Net Sales allocated to the Product shall be determined by multiplying the [**]. If other products in the combination are not sold separately, the Net Sales from sales of such combined products shall be determined in a fair and equitable manner. For greater certainty, the amount of any [**].

     Section 1.54  "Option Territories" means Europe and/or Asia, as applicable.
                    ------------------

     Section 1.55  "Order"  means  any writ,  judgment,  decree,  injunction  or
                    -----
similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     Section 1.56  "Other  Territories"   means  all  countries   except   those
                    ------------------
contained in the Territory.

     Section 1.57  "Party" means either Cytogen or Inpharma, and "Parties" means
                    -----
Cytogen, and Inpharma collectively.

     Section 1.58  "Patents" means all existing patents and patent  applications
                    -------
and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     Section 1.59  "Permitted  Encumbrance"  means any Encumbrance for Taxes not
                    ----------------------
yet due or delinquent or for those Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established that individually or in the aggregate would not be material.

     Section 1.60  "Person"  means  any  natural  person,  corporation,  general
                    ------
partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     Section 1.61  "Product" means any composition according to any statement of
                    -------
invention set out in either or both of the Licensed Patents, including without limitation, a specially formulated mouth rinse, approved by the FDA as a medical device under FDA 510(k) K030802.

     Section 1.62  "Product Registration  Number" means the product registration
                    ----------------------------
number assigned after a clearance by the FDA of a pre-market notification submission for the Product as a medical device pursuant to Section 510(k) of the FFDCA, and applicable FDA rules and regulations.

     Section 1.63  "Purchase  Price"  has  the  meaning  set  forth  in  Section
                    ---------------
3.01(b).

     Section 1.64  "Purchased Assets" means: (i) the Territory  Trademarks; (ii)
                    ----------------
the domain name  www.caphosol.com;  (iii) the Customer Lists, (iv) the Books and
                 ----------------
Records, (v) the Inventory, and (vi) the Marketing Materials owned or controlled by Inpharma at the Effective Date specifically used or useful for the manufacturing, marketing or distribution of the Product for the Territory.

     Section 1.65  "Reasonable  Best Efforts" means such prompt, substantial and
                    ------------------------
diligent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Parties shall be required to expend only such resources to achieve such result as are commercially reasonable in similar circumstances.

     Section 1.66  "Rebate"  means any  rebate  payable  pursuant  to (i)  state
                    ------
Medicaid or other state and/or governmental pharmaceutical assistance programs and (ii) Contracts between Inpharma, Cytogen or their respective Affiliates, on the one hand, and managed care organizations (including pharmacy benefit management companies, health plans and insurance companies), on the other hand, in each case relating to utilization of the Product during any particular period.

     Section 1.67  "Regulatory  Approvals"  means the approval of the applicable
                    ---------------------
Governmental or Regulatory Authority required for the development, importation, exportation, distribution, marketing, promotion and sale of the Product in a country, including, without limitation, those identified in Section 1.67 of the Inpharma Disclosure Schedule for the Product (including all additions, supplements, extensions and modifications thereto and the official regulatory files relating thereto).

     Section 1.68  "Statement  of Actual  Inventory  Value" has the  meaning set
                    --------------------------------------
forth in Section 2.02(c).

     Section 1.69  "Tax" means all of the following taxes (with the exception of
                    ---
income taxes attributable to Cytogen or any of its Affiliates) in connection with the import, manufacture, use, marketing and sale of the Product or the transactions contemplated hereby: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment imposed by an governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax; (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period; and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person.

     Section 1.70  "Territory"  means (a) the  Initial  Territory;  and (b)  any
                    ---------
Option  Territory in respect of which  Cytogen  exercises an option  pursuant to
Section 2.04, but only after Cytogen has exercised such Option.

     Section 1.71  "Territory  Trademarks" means, with respect to the Territory,
                    ---------------------
the mark CAPHOSOL and all rights to own and use such marks in the Territory on or in connection with the Product, whether such rights are registered or unregistered, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, and all of the goodwill connected with the use of and symbolized by the foregoing. The trademarks for the Initial Territory and Option Territory are identified in Section 1.71 of the Inpharma Disclosure Schedule.

     Section 1.72  "Third  Party  Claim" has the  meaning  set forth  in Section
                    -------------------
7.02(d).

     Section 1.73  "Trademark  Assignment"  has the meaning set forth in Section
                    ---------------------
2.02(b).

     Section 1.74  "Valid  Claim" means  a claim in  any issued Patent  that has
                    ------------
not been disclaimed or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction by a decision beyond right of review.

     Section 1.75  "Year" means, with respect to the Initial Territory or Option
                    ----
Territory, any 12-month period following the First Commercial Sale of the Product in such Territory or any anniversary of such First Commercial Sale.

     Section 1.76  Construction of Certain Terms and Phrases.

     Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article", "Section" or "Exhibit" refer to the specified Article, Section or Exhibit of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; (f) "Dollars" or "$" means United States dollars; and (g) the terms "including" and "includes" mean "including without limitation" and "includes without limitation," respectively. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                   ARTICLE II

                         LICENSE, ASSIGNMENT AND OPTION

     Section 2.01  Licenses to Licensed Intellectual Property.

          (a) Subject to the terms and conditions of this Agreement and with effect from the Effective Date, Inpharma hereby grants to Cytogen a perpetual, exclusive (even as to Inpharma), royalty- and fee-bearing right and license, under the Licensed Intellectual Property, to Exploit the Product in the Territory (the "License").
                -------

          (b) Except as may be permitted by separate agreement between Cytogen and the Licensors, the License to the Licensed Patents shall not be sublicensed by Cytogen without the prior written consent of the head licensors, [**] ("Licensors"). Any such sublicense shall not require the consent of Inpharma,
  ---------
but Cytogen shall provide written notice of such sublicense to Inpharma. The License to the remainder of the Licensed Intellectual Property may be sublicensed by Cytogen without consent of the Licensors or Inpharma.

          (c) Cytogen shall mark the boxes of Products with the patent numbers applicable to such Products given the country in which such Products are distributed or sold.

          (d) Notwithstanding anything to the contrary in this Agreement, Inpharma undertakes not to knowingly sell Product, or allow its Affiliates to sell Product, to any Person which Inpharma or its Affiliates has reason to believe intends to export such Product for sale in the Territory.

     Section 2.02  Purchase and Sale of Purchased Assets.

          (a) Upon the terms and subject to the conditions of this Agreement, Inpharma hereby sell, assign, transfer, convey and deliver to Cytogen, and Cytogen purchases, acquires and accepts from Inpharma, all of Inpharma's right, title and interest, as at the Effective Date, in and to the Purchased Assets, free and clear of any Encumbrances.

          (b) In furtherance of the purchase and sale set forth in Section 2.02(a) above, the Parties have, as applicable, executed and delivered the Trademark Assignment attached at Exhibit B and the Domain Name Assignment
---------------------                                   ------------------------
Agreement attached at Exhibit C.
---------

          (c) Purchase  of  Inventory.  On the  Effective  Date,  Cytogen  shall
              -----------------------
purchase the Inventories (approximately [**] of Product) at the prices calculated in accordance with Section 2.02 of the Inpharma Disclosure Schedule for an aggregate estimated amount of US [**] (the "Estimated Inventory Value").
                                                   --------------------------
Inpharma shall make the Inventory available to Cytogen, at Inpharma's distribution facility located at the Norsk Medisinal Depot, Oslo, Norway, on the Effective Date. The Inventory shall be accompanied by Product Release Certificates reasonably acceptable in form and content to Cytogen; Cytogen acknowledges that it has received copies of such Product Release Certificates before the Effective Date and that such copies are reasonably acceptable in form and content to Cytogen. Inpharma shall bear all risk of loss for the Inventory until Cytogen's receipt of the Inventory, including, without limitation, all casualty losses and losses with the respect to or arising from Inpharma's or its agents' or representatives' handling or storage of the Inventory. Inpharma is retaining a portion of its on hand inventories of Finished Goods located in Norway, in excess of approximately [**], for distribution in the Other Territories. From and after the Effective Date, Inpharma shall not sell, ship or otherwise deliver the Inventory to any Person (other than Cytogen as provided for herein) without the mutual written consent of the Parties. Cytogen shall pay the Estimated Inventory Value in payment for the Inventories at the Effective Date by wire transfer of immediately available funds to an account designated by Inpharma (such designation to be made no later than three (3) Business Days prior to the Effective Date). The final actual inventory value (the "Actual
                                                                          ------
Inventory  Value")  shall  be  finally  determined  as set  forth  below,  and a
----------------
reimbursement of any difference between the Actual Inventory Value and the Estimated Inventory Value shall be made to Inpharma or Cytogen, as the case may be, as follows:

               (i) Within [**] following the Effective Date, Inpharma shall examine its records to determine the quantities of Inventory existing as of the Effective Date and deliver a statement of Actual Inventory Value (the "Statement
                                                                       ---------
of Actual  Inventory  Value") based upon such Inventory  quantities and the unit
---------------------------
prices set forth on Section 2.02 of the Inpharma Disclosure Schedule.

               (ii) Cytogen may dispute any amounts reflected on the Statement of Actual Inventory Value, in writing, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within [**] of Inpharma's delivery of the Statement of Actual Inventory Value to Cytogen. In the event of such a dispute, Cytogen and Inpharma shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties. If Inpharma and Cytogen are unable to resolve any such dispute within [**] after Cytogen's delivery of its notice of dispute to Inpharma, Cytogen and Inpharma shall submit the items remaining  in  dispute  for  resolution  to a  mutually  acceptable  independent accounting firm of national  reputation  (the  "Independent  Accounting  Firm"),
                                                -----------------------------
which shall determine and report to Inpharma and Cytogen its determination of the payment obligation for such remaining disputed items, and such report shall be final, binding and conclusive on the Parties. The fees and disbursements of the Independent Accounting Firm shall be allocated to Cytogen in the same proportion as the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Cytogen (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted, and the balance shall be paid by Inpharma. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators. Inpharma agrees to grant Cytogen and its representatives reasonable access to Inpharma's and its Affiliates' books and records wherever located in order to verify the Statement of Actual Inventory Value.

          (d) Adjustment of  Inventory  Value; Reconciliation  of  Amounts.  The
              ------------------------------------------------------------
Statement of Actual Inventory Value shall be deemed final for the purposes of this Section 2.03 upon the earlier of (i) the failure of Cytogen to notify Inpharma of a dispute within [**] after Inpharma's delivery of the Statement of Actual Inventory Value to Cytogen or (ii) the resolution of all disputes pursuant to Section 2.02. Within [**] of the Statement of Actual Inventory Value being deemed final, a payment shall be made as follows:

               (i) In the event that the amount of the Actual Inventory Value reflected on the Statement of Actual Inventory Value is less than the Estimated Inventory Value, then Inpharma shall pay an amount equal to such difference to an account designated by Cytogen by wire transfer in immediately available funds; or

               (ii) In the event that the amount of the Actual Inventory Value reflected on the Statement of Actual Inventory Value exceeds the Estimated
Inventory Value, then Cytogen shall pay an amount equal to such excess to an account designated by Inpharma by wire transfer in immediately available funds.

     Section 2.03  Transfer of Regulatory Approval.

     On and promptly after the Effective Date (or the exercise of the Options, as applicable), Inpharma shall (a) use its Reasonable Best Efforts to effect the transfer of ownership of the Regulatory Approval for the Territory to Cytogen, including the filing with the FDA and any other relevant Governmental or Regulatory Authorities all information required in order to transfer such
(including any authorization letters or notices, and letters of acceptance) Regulatory Approvals as set forth in Section 6.03, (b) provide Cytogen a complete copy of the 510(k) K030802 for the Product, including all correspondence with the FDA relating to such 510(k), and (c) de-list the Product from the medical device listing files with the FDA and use its Reasonable Best Efforts to assist Cytogen to file a medical device listing form for the Product with the FDA.

     Section 2.04  Option

          (a) Inpharma hereby grants to Cytogen the exclusive options to acquire the exclusive licenses to market, distribute, sell and otherwise commercialize the Product in each of Europe and Asia (the "Options"). The Option for Europe
                                               -------
and Asia shall be exercisable by Cytogen for [**] after the Effective Date. Cytogen may exercise any Option by delivering to Inpharma, before expiration of the Option: (a) written notice exercising the Option; and (b) the exercise price for the Option being exercised, as set forth in Section 3.04, by wire transfer of immediately available funds to an account designated by Inpharma.

          (b) On exercise of an Option for an Option Territory: (a) such territory shall for the purposes of this Agreement, including without limitation the License, become part of the "Territory"; (b) Inpharma shall promptly assign (or shall cause its Affiliates to assign) any Trademarks and domain names for the relevant Option Territory to Cytogen on the terms of assignments substantially in the form of Exhibit B and Exhibit C; (c) such transaction shall be made on the terms and conditions set forth in this Agreement; and (d) the representations and warranties of Inpharma in Article 4 hereof shall speak as of such transaction, provided that Inpharma shall be provided an opportunity to update the Inpharma Disclosure Schedule for any events occurring after the Effective Date.

     Section 2.05  Reservation of Inpharma Rights

          (a) Notwithstanding anything herein to the contrary, Cytogen agrees that Inpharma or its Affiliates may reference and/or use all information and data in the Regulatory Approval in the United States to obtain and/or maintain registration of Product and to manufacturer, market, sell Product in Other Territories.

          (b) Notwithstanding anything contained in this Agreement to the contrary, from and after the Effective Date, Inpharma and its Affiliates shall retain all of their right, title and interest in and to the Excluded Assets. Except as expressly set forth herein, this Agreement does not grant to Cytogen any right, title, interest, ownership or license, by implication, estoppel or otherwise, to any Intellectual Property of Inpharma.

     Section 2.06  Deliveries.

     On the Effective Date, Inpharma shall deliver to Cytogen copies of the Marketing Materials and any Inpharma Governmental Consents and Inpharma Third Party Consents.

                                  ARTICLE III

                              FINANCIAL PROVISIONS

     Section 3.01  Fees for License Issuance and Sale of Purchased Assets.

          (a) On the Effective Date, Cytogen shall (i) pay Inpharma [**] by wire transfer of immediately available funds to an account designated by the Inpharma (such designation to be made no later than three (3) Business Days prior to the Effective Date) (the "First Payment") and (ii) holdback an amount equal to [**]
                      --------------
(the "Holdback") pursuant to Section 3.01(c) below to secure the indemnification
      --------
obligations of Inpharma set forth in this Agreement; and

          (b) On the six month anniversary of the Effective Date, Cytogen shall pay Inpharma one million dollars ($1,000,000) by wire transfer of immediately available funds to an account designated by the Inpharma (such designation to be made no later than three (3) Business Days prior to such six month anniversary) (the "Second Payment," together with the First Payment and the Holdback, the
      ---------------
"Purchase  Price").  Within [**] after the Effective Date, Cytogen shall provide
 ---------------
Inpharma a bank guarantee or letter of credit, in form and substance reasonably acceptable to Inpharma, guaranteeing the payment to Inpharma of the Second Payment; and

          (c) Within [**] after the Effective Date, Cytogen shall deposit the Holdback amount in an escrow account mutually acceptable to the parties, [**]; provided; however, that in the event the escrow account earns annual interest at less [**]. [**] of the Holdback amount (the "Initial Holdback") will be released
                                             ----------------
and paid to Inpharma on the [**] of the Effective Date; provided, that, if there is a Cytogen indemnification claim pursuant to Section 7.02(a) of this Agreement that is then outstanding on such [**] date, then only the portion of such Initial Holdback in excess of such claim shall be released and paid to Inpharma; provided, further, that, if there is a Cytogen indemnification claim pursuant to
Section 7.02(a) of this Agreement that is then outstanding on such [**] date in an amount equal to or greater than the Initial Holdback, then such Initial
Holdback shall only be released and paid to Inpharma when such Cytogen indemnification claim is resolved pursuant to the terms of Article VII of this Agreement. The remaining Holdback amount, and any interest earned on the Holdback amount (the "Remaining Holdback"), if any, shall be distributed to the
                      ------------------
Inpharma on the [**] of the Effective Date; provided, that, if there is a Cytogen indemnification claim pursuant to Section 7.02(a) of this Agreement that is then outstanding on such [**] date, then only the portion of such Remaining Holdback in excess of such claim shall be released and paid to Inpharma; provided, further, that, if there is a Cytogen indemnification claim pursuant to
Section 7.02(a) of this Agreement that is then outstanding on such [**] date in an amount equal to or greater than the Remaining Holdback, then such Remaining Holdback shall only be released and paid to Inpharma when such Cytogen indemnification claim is resolved pursuant to the terms of Article VII of this Agreement.

     Section 3.02  License Milestone Payments.

          (a) Cytogen shall pay Inpharma the following milestone payments ("Milestone Payments") in partial consideration for the licenses and rights
  -------------------
granted for the Initial Territory:

               (i) Cytogen shall make a one-time payment of [**] to Inpharma if Net Sales in calendar 2007 equal or exceed [**];

               (ii) Cytogen shall make a one-time additional payment of [**] to Inpharma if and when Net Sales to third parties in the Initial Territory in any Year equal or exceed [**] for the first time; provided, however, that this milestone fee will be reduced by the amount of any milestone payment made under
Section 3.02(a)(i) above;

               (iii) Cytogen shall make a one-time additional payment of [**] to Inpharma if and when Net Sales to third parties in the Initial Territory in any Year equal or exceed [**] for the first time;

               (iv) Cytogen shall make a one-time additional payment [**] to Inpharma if and when Net Sales to third parties in the Initial Territory in any Year equal or exceed [**] for the first time; and

               (v) Cytogen shall make a one-time additional payment [**] to Inpharma if and when Net Sales to third parties in the Initial Territory in any Year equal or exceed [**] for the first time.

          (b) Each Milestone Payment set forth above is due within [**] after the end of the calendar quarter in which each milestone was achieved. In the event that two (2) sales milestone are reached in the same calendar year (or fiscal year for Cytogen if different from calendar year) the second Milestone Payment will be deferred for twelve (12) months from the date the first such Milestone Payment is paid, and no more than one (1) Milestone Payment will be paid in any given fiscal year.

     Section 3.03  Royalties.

     In addition to the Milestone Payments, Cytogen shall pay: (i) to Inpharma, a royalty of [**] of Net Sales in the Initial Territory (on a country-by-country basis) until the expiration date of the last Valid Claim of any Licensed Patent; and (ii) to the Licensors, a royalty of [**] of Net Sales, in the Initial Territory and any Option Territory for which Cytogen exercises the Option (on a country-by-country basis), until the expiration date of the last Valid Claim of any Licensed Patent. Inpharma shall pay any royalty amounts due to the Licensors in excess of the [**] set forth above.

     Section 3.04  Option Payments.

     Cytogen shall pay Inpharma the following consideration for the Options granted under Section 2.04(a):

          (a) As consideration for the grant of the Option, on the Effective Date Cytogen shall pay Inpharma a fee of [**] (the "Upfront Option Fee"). The
                                                     -------------------
exercise price for the option for Europe shall be [**], against which [**] of the Upfront Option Fee shall be credited. The exercise price for the option for Asia shall be [**], against which [**] of the Upfront Option Fee shall be credited. Cytogen may, at its sole discretion, exercise its Option for either Europe or Asia or both territories, and the fees set forth above shall be independent of each other.

          (b) If Cytogen exercises any Option, future milestone payments shall be payable by Cytogen to Inpharma as follows:

               (i) Cytogen shall make a one-time additional payment of [**] to Inpharma if and when Net Sales to third parties in Asia equal or exceed [**] in any Year for the first time;

               (ii) Cytogen shall make a one-time additional payment of [**] to Inpharma if and when Net Sales to third parties in Asia reach [**] in any Year for a second time; and

               (iii) Cytogen shall pay to Inpharma [**] of any upfront license fees and milestone payments (but not royalties) received by Cytogen or its Affiliates in consideration of the grant by Cytogen or its Affiliates of the license or equivalent right to Exploit the Product in any country or countries in Europe or Asia, to the extent such upfront license fees and milestone payments are in excess of the respective amounts paid by Cytogen to Inpharma for such rights pursuant to Section 3.04(a). For the purposes of this payment obligation, the term "upfront license fees" means [**].

     Section 3.05  Reporting and Payment

     Cytogen shall deliver to Inpharma, within [**] after the end of each calendar quarter after the Effective Date, reasonably detailed written accountings of Net Sales during such calendar quarter. Such report shall indicate Net Sales on a country-by-country basis, and the calculation of the payments to be made hereunder. When Cytogen delivers such accountings, Cytogen shall also deliver all payments due under this Agreement to Inpharma for such calendar quarter. All payments due shall be made in United States dollars by wire transfer to such bank account as Inpharma may designate.

     Section 3.06  Recordkeeping and Audit.

     Cytogen shall keep accurate and complete records of all matters relevant to its Exploitation of the Product, including records of all charges and payments relevant to the calculation of Net Sales under this Agreement. Cytogen shall maintain such records and copies during the term of this Agreement and for no less than [**] after its expiration or termination, and shall allow representatives of an independent accounting firm selected by Inpharma and reasonably acceptable to Cytogen to inspect and audit such records (limited to twice each calendar year) during normal business hours and on no less than [**] advance written notice. If an inspection and audit reveals that Cytogen has any understated amounts due by more than [**] for any given payment period, Cytogen shall bear Inpharma's costs of such inspection and audit. Otherwise, Inpharma shall bear all its own costs of such inspection and audit. Cytogen shall not levy any fee for allowing or facilitating an inspection and audit pursuant to this clause. Any information obtained by Inpharma and/or representatives of the independent accounting firm in connection with this provision shall be protected as "Confidential Information" of Cytogen.

     Section 3.07  Payment of Sales, Currency Exchange, Use and Other Taxes.

          (a) Each Party shall be responsible for all sales, use, transfer, value added, gross receipts and other similar Taxes that it is legally responsible for, if any, arising out of the sale of the Purchased Assets and license of the Licensed Intellectual Property pursuant to this Agreement.

          (b) All undisputed payments due under this Agreement shall be paid in United States dollars by wire transfer to a bank designated in writing by Inpharma. For the purpose of Net Sales for Product sold in a currency other than United States dollars, Cytogen shall convert the amount of Net Sales in foreign currencies using the average exchange rate (as reported by Reuters or other reliable source of exchange rate information, as agreed to by the parties) for the quarter in which the sales occurred (in the case of royalty payments) or for the relevant time period for any other payments.

          (c) If tax withholdings or assessments for taxes are required under the Law of any country with respect to payments to Inpharma, Cytogen shall withhold the required amount and pay it to the appropriate Governmental or Regulatory Authority, provided however that Cytogen shall provide Inpharma information with respect to such withholding so Inpharma may claim the appropriate tax credit. Cytogen shall not have an obligation to pay the amount of any such withholding to Inpharma to the extent paid by Cytogen to the applicable Governmental or Regulatory Authority. Cytogen shall provide Inpharma with evidence of such withholding and any other documents or assistance reasonably requested to allow Inpharma to claim any applicable tax credits in respect of such withholding.

     Section 3.08  Milestones and Royalties Holdback. [**]:

          [**].

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INPHARMA

     Inpharma represents and warrants to Cytogen, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Inpharma to Cytogen and dated as of Effective Date (the "Inpharma Disclosure Schedule"), which Inpharma Disclosure
                     -----------------------------
Schedule shall be deemed to be representations and warranties of Inpharma as if made herein, as follows:

     Section 4.01  Organization, Etc.

     Inpharma Norway is a company duly organized, validly existing and in good standing under the laws of Norway and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Inpharma USA is a corporation duly organized, validly existing and in good standing under the laws of Delaware, United States and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Inpharma is duly qualified to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify would not materially adversely affect the Purchased Assets or Licensed Intellectual Property or materially impair or delay Inpharma's ability to perform its obligations hereunder.

     Section 4.02  Authority of Inpharma.

     Inpharma has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Inpharma of this Agreement have been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Inpharma of this Agreement. This Agreement has been duly and validly executed and delivered by Inpharma and, when executed and delivered by Cytogen, will constitute a legal, valid and binding obligation of Inpharma enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 4.03  Consents and Approvals.

          (a) Section 4.03(a) of the Inpharma Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority that are required by or with respect to Inpharma or its Affiliates in connection with the execution and delivery of this Agreement by Inpharma or the performance of its obligations hereunder (the "Inpharma Governmental Consents").
 ------------------------------

          (b) Section 4.03(b) of the Inpharma Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, or authorizations of, or notices to, any third party that are required by or with respect to Inpharma or its Affiliates in connection with the execution and delivery of this Agreement by Inpharma or the performance of its obligations hereunder (the "Inpharma Third Party Consents").
                -----------------------------

     Section 4.04  Non-Contravention.

     The execution and delivery by Inpharma of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or violate any provisions of the charter or bylaws of Inpharma;

          (b) conflict with or result in a violation or breach in any material respect of any term or provision of any Law applicable to Inpharma, the Purchased Assets or the Licensed Intellectual Property;

          (c) result in the creation or imposition of any security interest, lien or any other Encumbrance upon the Licensed Intellectual Property or Purchased Assets; or

          (d) conflict with or result in a breach or default (or an event which with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance upon any contracts to which Inpharma (or any of its Affiliate) is a party or any contract by which any of its (or any of its Affiliates') Assets is bound.

     Section 4.05  Litigation.

     Except as disclosed in Section 4.05 of the Inpharma Disclosure Schedule, there is no Action or Proceeding pending or, to the best knowledge of Inpharma, threatened against, relating to or affecting (a) the Purchased Assets, (b) the Licensed Intellectual Property, (c) this Agreement, or (d) the transactions contemplated by this Agreement.

     Section 4.06  Compliance with Law.

     Except as described in Section 4.06 of the Inpharma Disclosure Schedule, since January 1, 2005, Inpharma and its Affiliates have utilized the Purchased Assets and the Licensed Intellectual Property in compliance with all applicable Laws.

     Section 4.07  Regulatory Matters.

          (a) The Regulatory Approvals are in full force and effect. There is no Action or Proceeding by any Governmental or Regulatory Authority pending or, to the best knowledge of Inpharma, threatened seeking the recall of the Product or the revocation or suspension of any of the Regulatory Approvals. Inpharma has made available to Cytogen complete and correct copies of the Regulatory Approvals.

          (b) Except as indicated on Section 4.07 of the Inpharma Disclosure Schedule, neither Inpharma, its Affiliates, nor any third party contractor that manufactures or manufactured the Product for Inpharma or its Affiliates, have not received or been subject any Form 483s, warning letters or other written correspondence from the FDA or other Governmental or Regulatory Authority with respect to the Product in which the FDA or such other Governmental or Regulatory Authority asserted that the operations of Inpharma, its Affiliates or such third party contractors were not in compliance with applicable Law with respect to the Product. There has not been any occurrence of any product recall, market withdrawal or replacement, or post-sale warning conducted by or on behalf of Inpharma concerning the Product or any product recall, market withdrawal or replacement conducted by or on behalf of any entity as a result of any alleged defect in the Product, and Inpharma has made available to Cytogen the annual and periodic adverse event and quarterly reports for the Product.

     Section 4.08  Brokers.

     Except as disclosed on Section 4.08 of the Inpharma Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Inpharma or any of its Affiliates that might be entitled to any fee or commission from Inpharma or any of its Affiliates in connection with the transactions contemplated hereby.

     Section 4.09  Intellectual Property.

          (a) Except as set forth on Section 4.09(a) of the Inpharma Disclosure Schedule, all of the Licensed Patents and the Territory Trademarks are valid, subsisting and enforceable, and none of them is the subject of any invalidation, opposition, cancellation, abandonment or similar Action or Proceeding, and neither Inpharma nor any of its Affiliates has received any written notice from any Person, or has knowledge, of any actual or threatened claim or assertion to the contrary that such Patents and Territory Trademarks are invalid or unenforceable. To the best knowledge of Inpharma, no other Person has adopted or is using any trademark that infringes on Inpharma's rights in the Territory Trademarks. Except for the Licensors, no other Persons have any rights to the Licensed Intellectual Property with respect to the Product for the Territory.

          (b) Section 4.09(b) of the Inpharma Disclosure Schedule sets forth a complete and accurate list of each Contract pursuant to which Inpharma or its Affiliates have license or other similar rights to patents or trademarks used by them in the import, manufacture, use, marketing and sale of the Product.

          (c) To the knowledge of Inpharma, the use of the Product as of Effective Date does not infringe the Intellectual Property of any Person and neither Inpharma nor any of its Affiliates has received any written notice from any Person to the contrary.

          (d) The Licensed Intellectual Property and the Purchased Assets constitute all of the Intellectual Property owned, used or held for use by Inpharma or its Affiliates in connection with the import, manufacturing, use, marketing or sale of the Product in the Initial Territory.

     Section 4.10  Title.

          (a) Except as set forth in Section 4.10 of the Inpharma Disclosure Schedule, (i) Inpharma has good and marketable title to the Purchased Assets and Licensed Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances, (ii) to Inpharma's knowledge, there are no adverse claims of ownership to the Product or the Purchased Assets and (iii) neither Inpharma nor any of its Affiliates has received notice that any Person or Persons has asserted a claim of ownership or right of possession or use in and to any of the Product or the Purchased Assets.

          (b) Except as set forth in Section 4.10 of the Inpharma Disclosure Schedule, at Effective Date, Inpharma and its Affiliates will transfer to Cytogen good and marketable title to the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

          (c) The Purchased Assets and the Licensed Intellectual Property constitute all of the assets owned, used or held for use by Inpharma or its Affiliates in connection with the import, manufacturing, use, marketing or sale of the Product in the Initial Territory, other than equipment, facilities and other tangible assets related to the manufacturing and distribution of the Product, and customer and distributor agreements relating to the distribution of the Product.

     Section 4.11  Sufficiency of Assets.

     The Purchased Assets and the Licensed Intellectual Property are, to Inpharma's knowledge, sufficient in all respects on the Effective Date to sell and distribute the Product in the manner sold and distributed by Inpharma and its Affiliates on the Effective Date and immediately prior thereto, other than
(i) with regard to equipment, facilities and other tangible assets related to the distribution of the Product; (ii) the Regulatory Approvals (which are being transferred as contemplated by Section 2.03); (iii) customer and distributor agreements relating to the distribution of the Product. In addition to the foregoing, there have been no licenses or transfers of the Licensed Intellectual Property in the Initial Territory or Option Territory.

     Section 4.12  Financial Information/Books and Records.

     Section 4.12 of the Inpharma Disclosure Schedule sets forth certain unaudited financial information relating to net sales of the Product for the twelve (12) months ended December 31, 2004, the twelve months ended December 31, 2005 and the six (6) months ended June 30, 2006 (the "Financial Information").
                                                       ----------------------
The Financial Information fairly presents in all material respects net sales of the Product for each such period. Except for the updated Daily Log of Temperature of the Inventory stored in Norway and updated customer lists (which shall be delivered by Inpharma to Cytogen within three business days after the Effective Date), copies of the Books and Records have been provided to Cytogen in advance of execution of this Agreement.

     Section 4.13  No Adverse Effect.

     Except as set forth in Section 4.13 of the Inpharma Disclosure Schedule, since January 1, 2006, (a) there has been no material adverse change in the Purchased Assets or Licensed Intellectual Property; (b) there has been no material damage or impairment to, or destruction or loss of, the Purchased Assets or Licensed Intellectual Property; and (c) there has been no sale, assignment, transfer or Encumbrance (other than a Permitted Encumbrance) of any of the Purchased Assets or Licensed Intellectual Property outside the ordinary course of business consistent with past practice.

     Section 4.14  Conduct of Business.

     Since January 1, 2006, Inpharma has conducted its business operations with respect to the Product, only in the ordinary course of business.

     Section 4.15  Solvency.

     No member of Inpharma is insolvent or will be rendered insolvent by any of the transactions contemplated by this Agreement and the ancillary agreements. "Insolvent" means, with respect to any Person, that the sum of the debts and other probable Liabilities of such Person exceeds the present fair saleable
value  of  such  Person's  Assets.   Immediately  after  giving  effect  to  the
consummation of the transactions contemplated by this Agreement and the ancillary agreements: (i) each member of Inpharma will be able to pay their Liabilities as they become due in the usual course of its business, (ii) no member of Inpharma will have unreasonably small capital with which to conduct its present or proposed business, (iii) each member of Inpharma will have Assets (calculated at fair market value) that exceed its Liabilities, and (iv) taking into account all pending and threatened litigation, final judgments against each member of Inpharma in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, such member of Inpharma will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of such member of Inpharma. The cash available to each member of Inpharma, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such Liabilities and judgments promptly in accordance with their terms.

     Section 4.16 Rebates. At the Effective Date, neither Inpharma Norway nor Inpharma

USA are under any obligation to provide any Chargebacks or Rebates with respect to the Product to any government or commercial customer.

     Section 4.17  Inventory.  All Inventory purchased by Cytogen as provided in
Section 2.02 was manufactured, packaged, labeled, stored and handled, at all times, in compliance with all Product specifications and with cGMP and is undamaged, merchantable and fit for its intended purpose.

     Section 4.18 Chartwell Agreement. The agreement between the Licensors and [**] has been terminated and is of no further force or effect.

     Section 4.19 Royalties to Licensors. The royalties due to the Licensors from Cytogen is no more than [**] of Net Sales in the Initial Territory and any Option Territory for which Cytogen exercises the Option (on a country-by-country basis), until the expiration date of the last Valid Claim of any Licensed Patent.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF CYTOGEN

     Cytogen represents and warrants to Inpharma, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Cytogen to Inpharma and dated as of the Effective Date (the "Cytogen Disclosure Schedule"), which Cytogen Disclosure
                     -----------------------------
Schedule shall be deemed to be representations and warranties of Cytogen as if made herein, as follows:

     Section 5.01  Corporate Organization.

     Cytogen is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Cytogen is duly qualified to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify would not materially adversely affect or materially impair or delay Cytogen's ability to perform its obligations hereunder.

     Section 5.02 Authority of Cytogen.

     Cytogen has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Cytogen of this Agreement have been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Cytogen of this Agreement. This Agreement has been duly and validly executed and delivered by Cytogen and, when executed and delivered by Inpharma, will constitute a legal, valid and binding obligation of Cytogen enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 5.03  Consents and Approvals.

     Section 5.03 of the Cytogen Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority that is required by Cytogen in connection with the execution and delivery of this Agreement by Cytogen or the performance of its obligations hereunder (the "Cytogen Governmental Consents").
                -----------------------------

     Section 5.04  Non-Contravention.

     The execution and delivery by Cytogen of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or violate any provisions of the charter or bylaws of Cytogen;

          (b) conflict with or result in a violation or breach in any material respect of any term or provision of any Law applicable to Cytogen; or

          (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance upon, in any material respect, any Contract to which Cytogen is a party or by which Cytogen or any of its assets is bound.

     Section 5.05  Litigation.

     Except as disclosed in Section 5.05 of the Cytogen Disclosure Schedule, there is no Action or Proceeding pending, or to the knowledge of Cytogen, threatened against, relating to or affecting (a) this Agreement or (b) the transactions contemplated by this Agreement.

     Section 5.06  Brokers.

     Except as disclosed in Section 5.06 of the Cytogen Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Cytogen that might be entitled to any fee or commission from Cytogen or any of its Affiliates in connection with the transactions contemplated hereby.

     Section 5.07  No Adverse Effect.

     Except as set forth in Section 5.07 of the Cytogen Disclosure Schedule, since January 1, 2006, there has been no material adverse change in the business or financial condition of Cytogen.

     Section 5.08  Solvency.

     Cytogen is not insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Cytogen will be able to pay its Liabilities as they become due in the usual course of its business, (ii) Cytogen will not have unreasonably small capital with which to conduct its present or proposed business, (iii) Cytogen will have Assets (calculated at fair market value) that exceed its Liabilities, and (iv) taking into account all pending and threatened litigation, final judgments against Cytogen in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Cytogen will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Cytogen. The cash available to Cytogen, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such Liabilities and judgments promptly in accordance with their terms.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

     Section 6.01  Reasonable Best Efforts.

     Each of the Parties shall use its Reasonable Best Efforts to take, or cause to be taken, all actions, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.

     Section 6.02  Diligence.

     Cytogen shall use its Reasonable Best Efforts to Exploit the Product in the Territory in order to optimize Net Sales, having regard to the likely market for and the profitability of the Product in the Territory, the costs of and barriers to entry in the Territory, and the resources available to Cytogen. Inpharma acknowledges that the foregoing obligation does not represent any warranty or guarantee by Cytogen as to the level of Net Sales that Cytogen may achieve for the Product. On or about February 1 of each year during the term of this Agreement, Cytogen shall report (with the first report due on or about [**]) to Inpharma and Licensors the steps it has taken towards its plans for the Exploitation of the Product in the Territory.

     Section 6.03  Cooperation; Filing with Governmental orRegulatory Authority.

          (a) Each Party shall cooperate fully with the other in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.

          (b) Inpharma and Cytogen will establish a mutually acceptable and prompt communication and interaction process to ensure the orderly transfer of the Regulatory Approvals. Promptly after the Effective Date, the Parties shall file with the FDA and all other relevant Governmental or Regulatory Authority all information required in order to transfer the Regulatory Approvals from Inpharma to Cytogen, including the information required pursuant to 21 C.F.R. ss.314.72, or any successor regulation thereto, any authorization letters or notices, and letters of acceptance. Where required, Cytogen shall also promptly file an application or license variation to the relevant Governmental or Regulatory Authority. Inpharma shall file the information required of a former owner, and Cytogen shall file the information required of a new owner, at each Party's own expense. Both Cytogen and Inpharma also agree to use Reasonable Best Efforts to take any actions required by the relevant Governmental or Regulatory Authority to effect the transfer of the Regulatory Approvals from Inpharma to Cytogen, and hereby further agree to cooperate with each other in order to effectuate the foregoing transfer of the Regulatory Approvals. The Parties agree to use Reasonable Best Efforts to complete the filing of the transfer of the Regulatory Approvals as soon as practicable, but in no event longer than ninety (90) business days from the Effective Date. Inpharma may retain an archival copy of the Regulatory Approvals, including supplements and records that are required to be kept under 21 C.F.R. ss.314.81.

     Section 6.04  Covenants Not to Sue.

          (a) Inpharma shall not sue or bring an Action or Proceeding seeking to enforce any Intellectual Property that are not within the definition of Licensed Intellectual Property to prevent or restrict Cytogen or its Affiliates, sublicensees or subcontractors from Exploiting the Product in the Territory, except to the extent necessary to prevent Cytogen or its Affiliates, sublicensees or subcontractors from Exploiting the Product in the Other Territories.

          (b) Cytogen shall not sue or bring an Action or Proceeding seeking to enforce any Intellectual Property in the Licensed Intellectual Property or Purchased Assets to prevent or restrict Inpharma or its Affiliates, sublicensees or subcontractors from Exploiting the Product in the Other Territories, except to the extent necessary to prevent Inpharma or its Affiliates, sublicensees or subcontractors from Exploiting the Product in the Territory.

     Section 6.05  Public Announcements.

     Cytogen and Inpharma agree that each Party shall have the right to issue a press release in the form attached hereto as Exhibit A on a date to be
                                                    ----------
determined by the mutual agreement of the Parties. Except as consistent with Exhibit A, neither party shall issue any press release or make any public
----------
announcement concerning this transaction or the terms of this Agreement without the prior written approval of the other, which approval will not be unreasonably withheld, provided that nothing in this Section will prevent the disclosure of information which is necessary to comply with applicable Law, regulation or court order. Notwithstanding the preceding sentence, Inpharma acknowledges that this Agreement may be a "material agreement" to Cytogen, and that, if so determined by Cytogen, Cytogen will be required to describe it in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC")
                                                                           ---
no later than four business days after the date of execution of this Agreement, and that Cytogen will be required to file this Agreement with the SEC as an exhibit to its next periodic report filed with the SEC, if not filed with the Form 8-K. Inpharma agrees that Cytogen may file a copy of this Agreement with its next periodic report or, with such Form 8-K.

     Section 6.06  Bulk Sales.

     The Parties hereto waive compliance with the provisions of any bulk sales Laws of any jurisdiction applicable to the transactions contemplated by this Agreement. Inpharma warrants and agrees to pay when due and discharge all claims of creditors and all Taxes and interest and penalties and all other liabilities of whatsoever nature which could be collected from Cytogen by reason of such noncompliance.

     Section 6.07  Trademark License.

     Inpharma hereby grants to Cytogen a non-exclusive, non-transferable, royalty-free limited license to use the corporate names "Inpharma," "Inpharma Inc." and "Inpharma AS" ("Inpharma Marks") for the sole purpose of marketing and
                          --------------
selling the units of the Product supplied to it by Inpharma as part of the Inventory. All use of the Inpharma Marks shall inure to Inpharma. Cytogen shall not modify the form of the Inpharma Mark as appearing on the Products in the Inventory without Inpharma's prior written consent.

     Section 6.08  Websites.

     After the Effective Date, Inpharma and Cytogen shall use Reasonable Best Efforts so that the websites for the Product in the Territory feature links to the websites for the Product in the Other Territory, and vice versa, and otherwise to coordinate any websites Inpharma or its Affiliates may operate to advertise the Product so as effectively to Exploit the Product in the Territory and Other Territories.

     Section 6.09  Maintenance of Patents.

          (a) Cytogen shall have the first right to prosecute and maintain any Patents included in the Licensed Patents, and to obtain any term extensions on such Patents, and shall do so at its cost. If Cytogen elects not to undertake the prosecution or maintenance, or to extend the term, of any such Patents, then Cytogen shall notify Inpharma of such election within fourteen (14) days of such election; in any event, Cytogen shall not abandon or allow to lapse any commercially valuable Patents in the Licensed Patents without providing at least thirty (30) days' prior written notice to Inpharma. In such event Inpharma shall be entitled to prosecute, maintain and obtain term extensions on such Patents, at its cost and in its discretion.

          (b) Inpharma has the right, but not the obligation, to actively participate in the prosecution of any Patents included in the Licensed Patents. Within seven (7) days of the date of Cytogen's receipt date of any correspondence from the United States Patent & Trademark Office (or other applicable agency within the Territory) relating to such Patents, Cytogen shall provide a copy of such correspondence to Inpharma. Within seven (7) days, Inpharma shall notify Cytogen if Inpharma's counsel intends to participate in the response to such correspondence. Such Inpharma's counsel shall provide comments to and work directly with the attorney or patent agent of Cytogen, who shall take into account all comments of Inpharma in formulating such response. In the event that Inpharma elects not to undertake the prosecution, maintenance or term extension of any Patents in the Licensed Patents, Cytogen's decisions and actions as to prosecution, maintenance and term extensions may be made in Cytogen's absolute discretion.

     Section 6.10  Patent Enforcement.

     Each of Inpharma and Cytogen shall promptly inform the other in writing of any infringement of the Licensed Patents in the Territory by a third party of which it has knowledge and shall provide the other party with any readily available information relating to such infringement.

          (a) During the term of this Agreement, Cytogen shall have the right, but shall not be obligated, to prosecute at its own expense all infringements in the Territory of the Licensed Patents and, in furtherance of such right and to the extent required, Inpharma hereby agrees that Cytogen may include Inpharma and/or the Licensors as party plaintiffs in any such suit, without expense to Inpharma or the Licensors. The total cost of any such infringement action commenced or defended solely by Cytogen shall be borne by Cytogen and Cytogen shall keep any recovery or damages for past infringement derived therefrom.
Cytogen shall indemnify Inpharma and the Licensors against any Damages, including any order for costs, that may be made or awarded against Inpharma and/or the Licensors in such proceedings unless such costs or Damages are assessed based on acts, other than the act of entering into this Agreement, of Inpharma or its agents.

          (b) If within [**] after having been notified of any alleged infringement, Cytogen shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Cytogen shall notify Inpharma at any time prior thereto of its intention not to bring suit against any alleged infringer for the Territory, then, and in those events only, Inpharma shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents for the Territory, and Inpharma may, for such purposes, use the name of Cytogen as a party plaintiff in any such suit, without expense to Cytogen. The total cost of any such infringement action commenced or defended solely by Inpharma shall be borne by Inpharma, and Inpharma shall keep any recovery or damages for past infringement derived therefrom. Inpharma shall indemnify Cytogen against any Damages, including any order for costs, that may be made or awarded against Cytogen in such proceedings unless such costs are assessed based on acts, other than the act of entering into this Agreement, of Cytogen or its agents.

          (c) In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against Inpharma or Cytogen, each party shall inform the other. Cytogen, at its option, shall have the right, [**] after commencement of such action, to take over the sole defense of the action at its own expense. If Cytogen shall not exercise this right, Inpharma shall have the right, but not the obligation, to take over the sole defense at Inpharma's sole expense. In the event that Cytogen elects to defend such action, the total cost of any such defense shall be borne by Inpharma, and Inpharma shall keep any recovery or damages. Cytogen shall indemnify Inpharma and the Licensors against any Damages, including any order for costs, that may be made or awarded against Inpharma and/or the Licensors in such proceedings unless such costs or Damages are assessed based on acts, other than the act of entering into this Agreement, of Inpharma or its agents.

          (d) In any infringement suit as either party may institute to enforce the Licensed Patents pursuant to this Agreement or in the event of defense by either party, the other party hereto shall, at the request and expense of the party initiating or defending such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     Section 6.11  Regulatory Matters.

     Subject to Section 6.14, from and after the Effective Date, Cytogen, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of the Regulatory Approvals in the Territory, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental or Regulatory Authority, (ii) taking all actions and conducting all communication with third Persons in respect of the Product (sold after the Effective Date), including responding to (A) complaints in respect thereof, including complaints related to tampering or contamination, and (B) all medical information requests, and (iii) investigating all complaints and adverse drug experiences in respect of the Product (sold after Effective Date). Notwithstanding the foregoing, Inpharma agrees to reimburse Cytogen for any reasonable additional cost Cytogen incurs in accordance with this Section related to Product sold by Inpharma or its Affiliates for the Other Territories or in the Territory before the Effective Date.

     Section 6.12  Recalls.

          (a) From and after the Effective Date, Cytogen, at its cost (subject to clause (b) below), shall be solely responsible and liable for conducting all voluntary and involuntary recalls or market withdrawals of units of the Product (whether sold before or after Effective Date, including Inpharma Labeled Product) for the Territory, including (i) recalls required by any Governmental or Regulatory Authority and (ii) voluntary recalls and market withdrawals of Inpharma Labeled Product that are deemed necessary by Cytogen in its reasonable discretion. Cytogen promptly shall notify Inpharma in the event that a recall of Inpharma Labeled Product is necessary; provided that prior to initiating any such recall Cytogen shall consult in good faith with Inpharma to determine whether such recall or market withdrawal is necessary. Inpharma shall, and shall cause its relevant Affiliates to, cooperate with Cytogen's reasonable requests and use Reasonable Best Efforts to assist Cytogen in implementing and effecting such recall or market withdrawal.

          (b) Inpharma promptly shall reimburse Cytogen for all reasonable, documented costs incurred by Cytogen in connection with any recall or market withdrawal of units of the Inpharma Labeled Product or any recall due to Inpharma's negligence or willful misconduct in connection with the manufacturing (but not the packaging) and storage of any Cytogen Labeled Product originally purchased as part of the Inventory.

     Section 6.13  Returns, Rebates and Chargebacks; Product Expiration.

          (a) Returns.

               (i) After the Effective Date, Inpharma and Cytogen shall be financially responsible for returned Product in accordance with subsections (ii) and (iii), below. Each of Inpharma and Cytogen shall process returns for Product for which such Party is financially responsible in accordance with subsections
(ii) and (iii) below. If either Party receives returned Product for which the other Party is financially responsible pursuant to subsections (ii) and (iii) below, the receiving Party shall promptly deliver such returned Product to the Party financially responsible for such returned Product for processing at the expense of the Party financially responsible for such returned Product.

               [**].

          (b) Notification  to Customers.  Immediately  following  the Effective
              --------------------------
Date, Cytogen shall be responsible for receiving and processing customer orders and for shipping and invoicing customers for the Product. Promptly following the Effective Date, the Parties shall jointly issue a letter to customers within the trade (wholesalers and distributors) notifying such customers that all future Product orders are to be placed with Cytogen and that all returns of Inpharma Labeled Product are to be delivered to Inpharma and all returns of Product other than Inpharma Labeled Product are to be delivered to Cytogen, and providing the appropriate contact information for Inpharma's or Cytogen's personnel. After the issuance of such letter, the Parties will at all times reasonably cooperate in
(i) notifying and continuing to notify customers that all future Product orders are to be placed with Cytogen and that all returns of Cytogen Labeled Product are to be delivered to Cytogen and all returns of Product other than Cytogen Labeled Product are to be delivered to Inpharma and (ii) taking such other actions as are reasonably necessary to effect the foregoing.

          (c) Product  Expiration.  Cytogen   acknowledges  that  the  Inventory
              -------------------
purchased hereunder has product expiration dates. If Cytogen fails to sell the Inventory before the relevant expiration dates, such failure shall be at Cytogen's own risk and Inpharma shall have no liability to compensate Cytogen as a result of such failure.

     Section 6.14 Labeling Obligation. Cytogen covenants that the boxes of all Product marketed or distributed by Cytogen (and not supplied by Inpharma) after the Effective Date, including without limitation the Inventory purchased hereunder, shall be labeled and marked as Cytogen product, and not Inpharma product.

     Section 6.15  Further Assurances.

          (a) Subject to Section 6.01, on and after the Effective Date, Inpharma shall from time to time, at the request of Cytogen, execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Cytogen may reasonably request in order to more effectively consummate the transactions contemplated hereby and to vest in Cytogen good and marketable title to the Purchased Assets (including assistance in the collection or reduction to possession of any of the Purchased Assets).

          (b) On and after the Effective Date, Cytogen shall from time to time, at the request of Inpharma, execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Inpharma may reasonably request, in order to more effectively consummate the transactions contemplated hereby.

     Section 6.16  Transitional Services.

     For up to [**] after the Effective Date, at no additional cost to, and at the request of, Cytogen, Inpharma Norway shall cooperate with Cytogen in Cytogen's efforts to: (a) process and report any complaints and adverse drug experiences related to the Product; (b) prepare the first annual report and the first periodic report due with respect to the Product after the Effective Date; and (c) perform other regulatory compliance activities required to be performed under the Regulatory Approvals. Cytogen acknowledges that any submissions to the FDA after the Effective Date with respect to the Product shall be the sole responsibility of Cytogen. In addition, during a transitional period of [**] following the Effective Date, Inpharma Norway shall, as Cytogen's agent, assist Cytogen in the performance of other regulatory compliance activities required to be performed under the Regulatory Approvals (to the extent that such activities have not then been assumed by Cytogen) in a manner consistent with the regulatory procedures of Inpharma during the [**] preceding the Effective Date and in accordance with applicable Law.

     Section 6.17  Adverse Event Reporting.

     Inpharma and Cytogen shall notify each other of all information coming into its possession concerning any and all Adverse Events associated with commercial or clinical uses, studies, investigations or tests with Product, throughout the world, whether or not finally determined to be attributable to Product. Each Party shall promptly provide all information related to such Adverse Events that it receives (either directly or indirectly) to the other Party within [**] so as to allow such other Party to comply with its responsibility to report pharmacovigilance information to governmental authorities.

     Section 6.18  Non-Compete.

     For a period from the Effective Date through [**], Inpharma will not, directly through itself or indirectly through any Affiliate of Inpharma, invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, any Person whose business, products or activities compete in whole or in part with the Product in the Territory [**]; provided, however, that (a) the provisions of this Section shall not prohibit Inpharma or any Affiliate thereof from investing in, owning, managing, operating, financing, controlling, or participating in the ownership, management, operation, financing, or control of, any Person whose business, products or activities compete in whole or in part with the Product for the Other Territories and (b) Inpharma may purchase or otherwise acquire [**] of any class of securities of any enterprise [**] if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, notwithstanding that the business, products or activities of such enterprise may compete in whole or in part with the Product. Inpharma agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

     Section 6.19 Marketing and Sales Plan. In connection with Product launch planning, Cytogen shall present (i) its marketing and sales plan of the Product for the Initial Territory to Inpharma for review and discussion, and (ii) its best estimate of Product supply requirements for the Initial Territory for the twelve (12) month period following the Effective Date.

     Section 6.20 Mutual Notification of a Launch. If either Party becomes aware of a Launch of a Generic Caphosol or CalPhos Mouth Rinse, it shall promptly inform the other Party in writing of such Launch.

     Section 6.21  Notification   of  a  Competitor.   Cytogen   shall  send   a
notification letter to Inpharma informing Inpharma of the presence of a Competitor [**].

     Section 6.22 Regulatory Protection. If either Party becomes aware that a Competitor is seeking regulatory approval for a Generic Caphosol in the Initial Territory, it shall promptly inform the other Party in writing. In such case, Cytogen may, in its sole discretion, pursue a reasonable course with the applicable Governmental or Regulatory Authority within the Territory to insure that such claims are reviewed carefully by such Governmental or Regulatory Authority.

     Section 6.23 License Back to Marketing Materials. Cytogen acknowledges that the Marketing Materials conveyed hereunder, or portions thereof, may be used by Inpharma to market, advertise and promote the sale of the Product in the Other Territories. Accordingly, with effect from the Effective Date, Cytogen hereby grants Inpharma a non-exclusive, perpetual, irrevocable, worldwide, royalty-free license to use, copy, modify, publish, publicly perform and display, distribute and otherwise exploit the Marketing Materials in order to market, advertise and promote the sale of the Product in the Other Territories.

     Section 6.24 Inpharma USA. Inpharma Norway envisages that, after the Effective Date and the consummation of the transactions set forth herein, it will have no further use for an entity such as Inpharma USA and will seek to dissolve such entity. As such, Cytogen consents to the dissolution of Inpharma USA at any time after the Effective Date, notwithstanding the continuing covenants set forth in this Agreement. Inpharma Norway shall be liable for any obligations of Inpharma USA set forth herein and continuing after such dissolution.

     Section 6.25 Covenant Not to Breach [**] Agreement. During the term of this Agreement, Inpharma shall not take any action, or fail to take any action, that shall cause it to be in breach of or default under any of the material terms, conditions or agreements contained in the license agreement from the Licensors to [**], to be kept, observed or performed by Inpharma. In the event Inpharma receives notice of breach or termination of or default under such the [**] Agreement, Inpharma shall notify Cytogen thereof within two business days. If Inpharma has not cured such breach or default within [**] after the effective date of any notice of termination issued with respect to such breach or default, Cytogen shall have the right, but not the obligation, to cure any such breach or default in its own name after such failure by Inpharma, and Cytogen shall have the right, but not the obligation, to negotiate a direct license to the Licensed Patents from the Licensors for the Territory on the same terms as Inpharma under the [**] Agreement.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.01  Survival of Representations, Warranties, Covenants, Etc.

     The representations and warranties of Inpharma or Cytogen contained in this Agreement remain in full force and effect until the Expiration Date. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate on the Expiration Date; provided that if notice of any claim for indemnification pursuant to Section 7.02(d)(iii) shall have been given prior to the Expiration Date, and such notice describes with specificity the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

     Section 7.02  Indemnification.

          (a) By Inpharma.  Subject to Section 7.01 from and after the Effective
              -----------
Date, Inpharma shall indemnify, reimburse, defend and hold harmless Cytogen, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (the "Inpharma Indemnified Parties") from and against any
                             ----------------------------
and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims, fines, penalties, interest and expenses (including reasonable fees and disbursements of attorneys) (collectively, the "Damages"), incurred in
                                                       -------
connection with, arising out of, or resulting from (i) any Inpharma Labeled Product, (ii) any Product distributed by or on behalf of Inpharma in the Other Territories, (iii) any Excluded Liability, (iv) any breach of any covenant or agreement of Inpharma herein required to be performed on or prior to the Effective Date, (v) any breach of any covenant or agreement of Inpharma herein required to be performed after the Effective Date or (vi) the inaccuracy or breach of any representation or warranty made by Inpharma in this Agreement.

          (b) By Cytogen.  Subject to Section 7.01 from and after the  Effective
              ----------
Date, Cytogen shall indemnify, defend and hold harmless Inpharma, its Affiliates and their respective officers, directors, employees, agents, successors and assigns, and also the Licensors and their successors and assigns (the "Cytogen
                                                                         -------
Indemnified  Parties" and, together with the Inpharma  Indemnified  Parties, the
--------------------
"Indemnified  Parties")  from  and  against  any and  all  Damages  incurred  in
 --------------------
connection with, arising out of, or resulting from (i) Product sold or distributed after the Effective Date by or on behalf of Cytogen, (ii) any Liability arising in connection with Exploitation of the Licensed Intellectual Property or Purchased Assets by or on behalf of Cytogen and its Affiliates,
(iii) any breach of any covenant or agreement of Cytogen herein or (iv) the inaccuracy or breach of any representation or warranty made by Cytogen in this Agreement.

          (c) Procedures.  The  Indemnified  Party shall give  the  indemnifying
              ----------
Party (the  "Indemnifying  Party")  written  notice (an  "Indemnification  Claim
             -------------------                          ----------------------
Notice"), within thirty (30) days of the incurrence or discovery thereof, of any
------
Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 7.02(a) or Section 7.02(b), provided, however, that any failure to give such notice shall not waive any rights of an Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period contemplated by
Section 7.01 hereof has expired without notice being given. Each Indemnification Claim Notice must contain a description of the claim (including Third Party Claims) and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Damages. The rights of the Inpharma Indemnified Parties under this Section 7.02 shall be enforced only by Inpharma, and the obligations of the Inpharma Indemnified Parties under this Section 7.02 shall be performed only by Inpharma. The rights of the Cytogen Indemnified
Parties under this Section 7.02 shall be enforced only by Cytogen, and the obligations of the Cytogen Indemnified Parties under this Section 7.02 shall be performed only by Cytogen.

          (d) Third Party Claims. The obligations of an Indemnifying Party under
              ------------------
this Section 7.02 with respect to Damages arising from claims of any third party that are subject to indemnification as provided for in Section 7.02 or Section 7.02(b) (a "Third Party Claim") shall be governed by and be contingent upon the
            -----------------
following additional terms and conditions:

               (i) At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within forty-five (45) days after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party's underlying claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party, subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party that has assumed the defense of a Third Party Claim is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, (x) the Indemnifying Party shall nevertheless bear the costs and expenses (including reasonable attorneys' fees and costs of suit) of conducting the defense, (y) the Indemnified Party shall have no obligation to reimburse the Indemnifying Party for such costs and expenses of conducting the defense, and (z) the Indemnified Party shall reimburse the Indemnifying Party for any Damages previously paid by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

               (ii) Without limiting Section 7.02(d)(i), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party's own expense unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (B) any counsel acting for both the Indemnified Party and the Indemnifying Party would have a conflict of interest, or (C) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 7.02(d)(i) (in which case the Indemnified Party shall control the defense).

               (iii) With respect to any Damages relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate, provided that such terms include a complete release of Liability for the Indemnified Party. With respect to all other Damages in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.02(d)(i), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). With respect to all Damages in connection with Third Party Claims where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.02(d)(i) above, the Indemnifying Party shall not be liable for any settlement or other disposition of such Damages by an Indemnified Party that is reached without the written consent of the Indemnifying Party. If the Indemnifying Party chooses not to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

               (iv) If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof and promptly shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making relevant employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

               (e) Expenses.  Except  as  provided  above,  the  reasonable  and
                   --------
verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

               (f) Good Faith Cooperation.  Cytogen and Inpharma shall cooperate
                   ----------------------
in  reasonable   good  faith  to  minimize  their   respective   indemnification
obligations with respect to any and all Damages.

     Section 7.03  Limitation of Liability.
                   -----------------------

          (a) Except for claims by either Party for injunctive relief, the indemnification set forth in ARTICLE VII shall be each Party's sole and exclusive remedy and sole and exclusive liability with respect to any breach of the representations and warranties set forth in this Agreement and any damages arising in connection therewith. No claim for indemnification for breach of representations and warranties shall be effective if not made on or before the Expiration Date.

          (b) The maximum aggregate liability of Inpharma for any Damages suffered or incurred by Cytogen and its Affiliates under or in connection with this Agreement shall not exceed [**] of the amount of monies received by Inpharma pursuant to Sections 3.01 and 3.02, and [**]; provided, that, such limit shall not apply to Damages based on the matters described in Section 7.03(c).

          (c) Notwithstanding anything to the contrary in this Agreement, the provisions set forth in Sections 7.03(a) and (b) shall not limit the ability of a Party to seek recovery (in any lawful manner) for, or the liability of any Person for, [**].

          (d) The amount of Damages for which indemnification is provided under this ARTICLE VII shall be net of any amounts actually received by the Indemnified Party under insurance policies, if any, with respect to such Damages.

          (e) Subject to Inpharma's compliance with Inpharma's representations and warranties set forth in this Agreement, (i) Cytogen acknowledges that Inpharma makes no representation or warranty as to the amount of revenue or profits that Cytogen may generate from its Exploitation of the Product in the Territory, and (ii) the representations and warranties of Inpharma and Cytogen expressly set forth herein are in lieu of and exclude all other warranties, expressed or implied, including any implied warranties of merchantability or fitness for a particular purpose.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.01  Termination of Agreement.

     This Agreement (and the License granted hereunder) may be terminated as follows:

          (a) by mutual written agreement of Inpharma and Cytogen; or

          (b) by either Inpharma or Cytogen, on written notice, if the other Party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party which proceeding remains undismissed for a period of [**];

          (c) by either Inpharma or Cytogen if the other Party has breached any material obligation hereunder that remains uncured for a period of [**] after written notice and demand for cure thereof by the non-breaching Party, unless such breach is not capable of cure, in which event the non-breaching Party may terminate immediately.

     Section 8.02 Termination of License. In the event that Cytogen challenges the validity of any Licensed Patents, including without limitation by disputing the validity or enforceability of such Licensed Patent in any judicial or agency proceeding, or by any interference or requested re-examination relating to such Licensed Patents, Inpharma shall have the right, in its sole discretion, to terminate the License immediately on written notice to Cytogen; provided, however, that the foregoing shall no in any manner limit or restrict Cytogen's performance of its obligations or exercise of its rights under this Agreement.

     Section 8.03 Fully Paid Up License. Upon the expiration of the last Valid Claim in the Licensed Patents, the License shall be fully paid-up, irrevocable and continue in perpetuity.

     Section 8.04  Procedure upon Termination or Expiration.

          (a) In the event of termination of this Agreement and the License:

               (i) Cytogen shall promptly cease all Exploitation of the Product and destroy all of its inventory of the Product;

               (ii) Any sublicenses of the Licensed Intellectual Property granted by Cytogen shall automatically terminate, except for those sublicenses where Inpharma already received 50% of the up front license fees pursuant to
Section 3.04(b)(iii); and

               (iii) Within [**], Cytogen shall deliver to Inpharma a written report of Net Sales and all amounts due to Inpharma for the period before termination, and all such undisputed amounts hereunder shall be immediately due and payable.

          (b) Notwithstanding anything to the contrary in the foregoing subsection (a), upon termination of this Agreement due to a material breach by Inpharma, at Inpharma's sole discretion, Inpharma may offer to purchase all or part of Cytogen's remaining inventory of Finished Goods at Cytogen's cost; provided, however, that if Inpharma does not purchase Cytogen's inventory, then Inpharma shall grant Cytogen a license to continue selling the Product for a period of time not to exceed [**] after termination, without any obligation to pay royalties or Milestone Payments with respect to such sales.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01  Confidentiality.

     Each Party shall not, and shall require that its Affiliates and its and their advisors do not, use or reveal or disclose to third parties any Confidential Information (as defined below) of the other Party before, during or after the Effective Date without first obtaining the written consent of the other Party, except (i) as may be reasonably necessary in performing such Party's obligations or exercising such Party's rights under this Agreement and
(ii) Inpharma and its Affiliates shall be permitted to use their archival copies of all documents or materials conveyed hereunder in the ordinary course of their business. Notwithstanding the foregoing, each Party may disclose such
Confidential Information to its Affiliates and its and their advisors on a need-to-know basis only, and such Party shall be responsible for such Persons' compliance with the provisions of this Section 9.01 with respect thereto. Each Party shall take, and shall require its Affiliates and its and their advisors to take, reasonable steps to prevent any unauthorized use or disclosure of such Confidential Information. In the event that either Party is required by Law or any Governmental or Regulatory Authority to disclose Confidential Information received from the other Party, the receiving Party may disclose such
Confidential Information without liability hereunder, provided that the receiving Party uses reasonable efforts to give the other Party advance written notice of such required disclosure in sufficient time to enable the other Party to seek confidential treatment for such information, and provided further that the receiving Party limits the disclosure to that information which is required to be disclosed. As used herein, "Confidential Information" means all
                                         --------------------------
information, matter or thing of a secret, confidential or private nature connected with the Purchased Assets and the business of Inpharma and its Affiliates, including the import, manufacture, use, marketing and sale of the Product, and the business of Cytogen and its Affiliates, as the case may be, or any of their suppliers or customers, including but not limited to, with respect to Inpharma and its Affiliates, information relating to the Product and, with respect to Cytogen, information relating to any of Cytogen's products. Confidential Information shall not include information that (i) is part of the public domain or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no fault or breach of a Party or any Person to whom such Party provided such information, (ii) the receiving Party can demonstrate to have had lawfully in its possession without any obligation of confidentiality prior to disclosure hereunder, (iii) is independently developed by the receiving Party without the use of any Confidential Information of the Effective Date Party as evidenced by written documentation or (iv) the receiving Party lawfully obtains from a Person who has the right to transfer or disclose it and who provides it without any obligation to maintain the confidentiality of such information.

     Section 9.02  Notices.

     All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation (provided that any such facsimile transmission is promptly confirmed by a mailing (postage prepaid by certified or registered mail, return receipt requested) of the same) or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:

     If to Cytogen:
                     Cytogen Corporation
                     650 College Road East, Suite 3100
                     Princeton, New Jersey 08540
                     Attention:  Chief Executive Officer
                     Facsimile: 1-609-452-2434

     with a copy to:
                     Morgan, Lewis & Bockius LLP
                     502 Carnegie Center
                     Princeton, New Jersey 08540
                     Attention:  Randall B. Sunberg, Esq.
                     Facsimile: 1-609-919-6701

     If to Inpharma, to:
                     Inpharma AS
                     Pb 2030 (Konnerudgt. 27)
                     3003 Drammen, Norway
                     Attention:  Asbjorn Hansen
                     Facsimile: 47-3223-3951

     with a copy to:
                     Foley Hoag LLP
                     155 Seaport Boulevard
                     Boston, MA 02210
                     Attention:  Michael N. Glanz, Esq.
                     Facsimile:  1-617-832-7000

     All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.02, be deemed given upon receipt, (b) if delivered by facsimile to the facsimile number and confirmed by a mailing of the same as provided in this Section 9.02, be deemed given upon receipt by the sender of the answer back confirmation and (c) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section 9.02, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 9.02. Either Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party in accordance with the terms of this Section 9.02.

     Section 9.03  Entire Agreement.

     This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) contain the sole and entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof. The Exhibits, Schedules, certificates and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement. Any disclosure that is made by a Party in any of the Schedules or certificates delivered by it pursuant to this Agreement shall be deemed responsive to any other applicable disclosure obligation of such Party hereunder.

     Section 9.04  Waiver.

     Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Inpharma USA agrees that Inpharma Norway may execute any such instrument on behalf of Inpharma USA. No waiver by Inpharma USA shall be required if Inpharma USA no longer exists.

     Section 9.05  Amendment.

     This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto, provided that Inpharma Norway may execute any such instrument on behalf of Inpharma USA, and that no execution by Inpharma USA shall be required if Inpharma USA no longer exists.

     Section 9.06  Third Party Beneficiaries.

     The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

     Section 9.07  Assignment; Binding Effect.

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, and any attempt to do so will be void; provided that either Party may assign this Agreement to any Affiliate without such consent provided that: (a) such assignment shall not relieve the assigning Party of any of its obligations hereunder, and (b) prior to such assignment, the assigning Party provides to the non-assigning Party written notice of such transfer. The Parties hereto acknowledge and agree that a merger or consolidation of a Party with or into another Person shall not be deemed an assignment for the purposes of this Section 9.07. This

Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

     Section 9.08  Headings.

     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 9.09  Severability.

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be justly and equitably determined by the court.

     Section 9.10  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties expressly exclude the operation of the United Nations Convention on Contracts for the International Sale of Goods.

     Section 9.11  Informal Dispute Resolution.

     The parties will meet to endeavor to settle in good faith amicably any dispute arising out of or in connection with the execution or the interpretation of any provision of this Agreement. If the parties are unable for any reason to resolve the same within 30 days after a request to do so from one party to the other, then such dispute, controversy or difference shall be submitted for non-binding mediation in accordance with the International Institute for Conflict Prevention and Resolution Mediation Procedure for Business Disputes.

     Section 9.12  Expenses.

     Except as otherwise expressly provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     Section 9.13  Counterparts.

     This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart signature page to this Agreement by facsimile shall be effective as a delivery of a manually executed counterpart of this Agreement.

     Section 9.14  Injunctive Relief.

     Each Party acknowledges that breach or threatened breach of this Agreement could cause irreparable harm to the affected party for which damages would be an inadequate remedy and such party shall be entitled, without first exhausting other remedies or procedures, to equitable relief, including injunctive relief, in addition to all of its other rights and remedies at law or in equity that may be available to it.

            (The remainder of this page is left blank intentionally.)

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the Effective Date.

                               CYTOGEN CORPORATION


                               By: /s/ Michael D. Becker
                                  ----------------------------------------------
                                    Name: Michael D. Becker
                                    Title: President and Chief Executive Officer

                               INPHARMA AS


                               By: /s/ Asbjorn Hansen
                                  ----------------------------------------------
                                    Name: Asbjorn Hansen
                                    Title: President

                               INPHARMA INC.


                               By: /s/ Asbjorn Hansen
                                  ----------------------------------------------
                                    Name: Asbjorn Hansen
                                    Title: President